                                                                    EXHIBIT 10.1




                              TERMINATION AGREEMENT



                        ELAN PHARMA INTERNATIONAL LIMITED


                        ELAN INTERNATIONAL SERVICES, LTD.


                            ATRIX LABORATORIES, INC.


                                       AND

                         TRANSMUCOSAL TECHNOLOGIES LTD.

                                      INDEX


Section                           Heading                             Page
-------                           -------                             ----

   1          DEFINITIONS                                                2

   2          TERMINATION OF THE NEWCO AGREEMENTS                        7

   3          REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND
              INDEMNITIES                                                9

   4          INTELLECTUAL PROPERTY                                     14

   5          RIGHTS RELATED TO SECURITIES                              15

   6          SALE OF SHARES AND COMPLETION                             16

   7          CONFIDENTIALITY                                           17

   8          WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES                  20

   9          PAYMENTS, REPORTS AND AUDITS                              20

   10         GENERAL                                                   22

THIS TERMINATION AGREEMENT made this 10th day of September 2003 (this
"AGREEMENT")

AMONG:-

(1) ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL SHANNON");

(2) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) ATRIX LABORATORIES, INC., a Delaware corporation having its principal place of business at 2579 Midpoint Drive, Fort Collins, CO 80525-4417, United States of America ("ATRIX"); and

(4) TRANSMUCOSAL TECHNOLOGIES LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

RECITALS

A. The Parties entered into various agreements whereby EPIL Shannon, EIS and Atrix established the joint venture company, Newco, and EPIL Shannon, EIS and Atrix each licensed certain intellectual property to Newco for a specified field of use. Specifically:

         (i) EIS, EPIL Shannon, Atrix and Newco entered into a Subscription, Joint Development and Operating Agreement dated 18 July 2000 (the "JDOA");

         (ii) EPIL Shannon and Newco entered into a License Agreement dated 18 July 2000 (the "ELAN LICENSE AGREEMENT"); and

         (iii) EIS, Atrix and Newco entered into a Registration Rights Agreement with respect to the capital stock of Newco dated 18 July 2000 (the "NEWCO REGISTRATION RIGHTS AGREEMENT").

B. The JDOA, Elan License Agreement and Newco Registration Rights Agreement are together defined in this Agreement as the "NEWCO AGREEMENTS".

C. The Parties also entered into agreements whereby Atrix sold and EIS purchased certain securities of Atrix and the Parties agreed to certain matters related to the ownership of such securities. Specifically:

         (i) EIS and Atrix entered into a Securities Purchase Agreement dated 18 July 2000 (the "SECURITIES PURCHASE AGREEMENT"); and

         (ii) EIS and Atrix entered into a Registration Rights Agreement with respect to the capital stock of Atrix dated 18 July 2000 (the "ATRIX REGISTRATION RIGHTS AGREEMENT");

         (iii) Atrix issued and delivered to EIS a Convertible Promissory Note, dated 18 July 2000, in a principal amount not to exceed $8,010,000.00 (the "NOTE"); and

         (iv) Atrix issued and delivered to EIS a Warrant, dated as of 18 July 2000, to purchase up to 1,000,000 shares of Common Stock, par value $.01 per share, of Atrix ("WARRANT").

D. The Parties wish to (i) terminate in full the Newco Agreements as set forth below; and (ii) set forth their agreement in relation to other matters, including, inter alia, the transfer of shares by EIS to Atrix.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1        DEFINITIONS

         CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE SAME MEANINGS ASSIGNED TO THEM IN THE NEWCO AGREEMENTS OR ATRIX LICENSE AGREEMENT, UNLESS SUCH TERMS ARE EXPRESSLY DEFINED TO THE CONTRARY IN THIS AGREEMENT.

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan, an Elan JV. For the purpose of this definition, (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan.

         "AGREED COST DEDUCTION" shall mean the sum of all costs and expenses directly attributable to research and development, clinical trials, pre-launch commercialization and regulatory compliance (where such work is carried out by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, charged at cost without the addition of any profit margin) incurred by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, directly related to the development of the Deferred Consideration Product between the Effective Date and the Date of Commercialization or the date of first commercial launch, whichever is earlier, and all non-reimbursed costs of Phase IV or post-approval clinical studies to the extent funded by Atrix and/or Newco after the Date of Commercialization.

         "ATRIX CERTIFICATE OF DESIGNATIONS" shall mean that certain certificate of designations filed with the Delaware Secretary of State dated 18 July 2000.

         "ATRIX IMPROVEMENTS" shall mean improvements to the Atrix Patents and/or the Atrix Know-How, developed (i) by Atrix outside the Project,
         (ii) by Atrix, Elan or Newco or by a third party (under contract with Newco, Elan or Atrix or any of their respective Affiliates) pursuant to the Project, and/or (iii) jointly by any combination of Atrix, Elan, Newco or a third party (under contract with Newco, Elan or Atrix or any of their respective Affiliates) pursuant to the Project.

         "ATRIX KNOW-HOW" shall have the meaning set forth in the Atrix License Agreement.

         "ATRIX LICENSE AGREEMENT" shall mean that certain License Agreement between Atrix and Newco dated 18 July 2000.

         "ATRIX PATENTS" shall have the meaning set forth in the Atrix License Agreement.

         "BALANCE SHEET" shall mean the unaudited balance sheet of Newco as of the Balance Sheet Date, as set forth in Schedule 1.

         "BALANCE SHEET DATE" shall mean June 30, 2003.

         "BEMA(TM) TECHNOLOGY" shall mean Atrix's proprietary bioerodible film technology for delivery of small molecules, peptides and proteins across mucosal surfaces, as described in more detail in the Atrix Patents.

         "COMMERCIALIZATION AGREEMENT" shall mean:

         (i) any license agreement, research and development agreement, or alternative form of collaboration or commercialization agreement, such as, but not limited to, a co-promotion or co-marketing arrangement to research, develop, import, make, use, offer for sale, and/or sell the Deferred Consideration Product, Newco Intellectual Property and/or the Newco IP Product in the Territory;

         (ii)     any Disposal Agreement; or

         (iii)    an agreement comprising an option to do any of the foregoing.

         "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average). If such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States government.

         "DATE OF COMMERCIALIZATION" shall mean the date of execution by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, and any third party of a Commercialization Agreement.

         "DEFERRED CONSIDERATION" shall have the meaning set forth in Clause
         6.4.

         "DEFERRED CONSIDERATION PERIOD" shall mean the period commencing on the Effective Date and expiring on a country by country basis:

         (a) on the 15th anniversary of the date of the first commercial launch of the Deferred Consideration Product or Newco IP Product in the country concerned; or

         (b) in any country upon the expiration of the life of the last to expire patent covering the Deferred Consideration Product or Newco IP Product in that country;

         whichever date is the later to occur.

         "DEFERRED CONSIDERATION PRODUCT" shall mean formulations of fentanyl and ondansetron utilizing the BEMA(TM) Technology.

         "DISPOSAL AGREEMENT" shall mean any agreement for the assignment or outright sale or disposition, in whole or in part, of the Deferred Consideration Product, the Newco Intellectual Property and/or Newco IP Product.

         "EFFECTIVE DATE" shall mean the date of this Agreement.

         "ELAN" shall mean EPIL Shannon and its Affiliates.

         "ELAN IMPROVEMENTS" shall mean improvements to the Elan Patents and/or the Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, Atrix or Newco or by a third party (under contract with Newco, Elan or Atrix or any of their respective Affiliates) pursuant to the Project, and/or (iii) jointly by any combination of Elan, Atrix, Newco or a third party (under contract with Newco, Elan or Atrix or any of their respective Affiliates) pursuant to the Project.

         "ELAN JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and

         (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

         "ELAN KNOW-HOW" shall have the meaning set forth in the Elan License Agreement.

         "ELAN PATENTS" shall have the meaning set forth in the Elan License Agreement.

         "EPIL III" shall mean Elan Pharmaceuticals Investment III, Ltd. an exempted limited liability company incorporated under the laws of Bermuda.

         "EXCHANGE RIGHT" shall have the meaning set forth in the Atrix Certificate of Designations.

         "FORCE MAJEURE" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

         "INITIAL CONSIDERATION" shall have the meaning set forth in Clause
         6.1.2.

         "IN MARKET" shall mean the sale of the Deferred Consideration Product and/or Newco IP Product by Newco and/or Atrix, and/or an Affiliate of Newco and/or Atrix, to an unaffiliated third party, such as a wholesaler, managed care organization, hospital or pharmacy, and shall exclude the transfer pricing of the Deferred Consideration Product and Newco IP Product by one Affiliate of Newco and/or Atrix to another Affiliate of Newco and/or Atrix.

         "NET REVENUES" shall mean:

         (i) all license fees, sublicense fees, license option payments (whether in relation to the grant or exercise of any license option) milestone payments, and royalties on sales of Deferred Consideration Product, Newco Intellectual Property and/or the Newco IP Product, and any other kinds of revenue whatsoever received (including value received in the form of securities) by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, in respect of the commercialization of the Deferred Consideration Product, Newco Intellectual Property and/or Newco IP Product;

         (ii) any net manufacturing profits realized by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, on any commercial supply of Deferred Consideration Product and/or Newco IP Product;

         (iii) any consideration received by Newco and or Atrix, and/or an Affiliate of Newco and/or Atrix, in respect of any Disposal Agreement;

         (iv) research and development payments received by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, in relation to research and development of the Newco Intellectual Property and/or Newco IP Product and/or the Deferred Consideration Product, where such payments are made other than for reimbursement of expenses incurred by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, and other than on FTE rates charged by Atrix, where such payments are made other than on FTE rates charged by Atrix, the amount above $300,000 per employee per annum (as adjusted annually for percentage increases in CPI) shall be included in the calculation of Net Revenues; and

         (v) in the context of any Commercialization Agreement, any premium paid by a subscriber for stock of Atrix and/or Newco;

                  (1) where Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, is not publicly listed on a recognized stock exchange, the premium paid over the fair market value of such stock as reasonably determined by the board of directors of Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, in good faith and certified in a board resolution (taking into account
                         (i) the most recently or concurrently completed arm's length transaction in which the primary consideration for the stock is cash between the Atrix or Newco, and/or an Affiliate of Atrix and/or Newco, and an unaffiliated third party that is not part of a strategic investment and the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by Elan (provided that in the event Elan reasonably does not agree with Atrix's or Newco's, and/or an Affiliate of Atrix and/or Newco, fair market value determination, Elan and Atrix and/or Newco, as the case may be, at Elan's sole cost and expense, shall jointly appoint an independent nationally-recognized third party to determine the fair market value), (ii) the general market conditions for private biotech securities, and (iii) the general state of progress in clinical and commercial activities in Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco; or

                  (2) where Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, is publicly listed on a recognized stock exchange, the premium paid over the average closing price of such stock of Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, for the 30 trading day period immediately prior to any such subscription;

         provided, however, that the amounts calculated pursuant to subparagraphs (i) through (v) above shall be reduced by :

         (i) deductions in respect of any customs and excise duties or other sales taxes that are actually paid by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco (but, for the avoidance of doubt, not income or corporation tax), directly related to the receipt of revenue by Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, as set forth above; and

         (ii) the Agreed Cost Deduction (to the extent not otherwise previously deducted and offset in favor of Atrix, Newco and/or any of their respective Affiliates).

         "NET SALES" shall mean that sum determined, in accordance with generally accepted accounting principles, by deducting the following deductions from the aggregate gross In Market sales proceeds received by Newco and/or Atrix for the Deferred Consideration Product and/or Newco IP Product by Newco and/or Atrix, and/or an Affiliate of Atrix and/or Newco:

         (i) taxes, duties or other governmental charges (but, for the avoidance of doubt not income or corporation tax), levied on, absorbed, or otherwise imposed on the sale of the Deferred Consideration Product and Newco IP Product that are actually paid by Newco and/or Atrix, and/or by an Affiliate of Newco and/or Atrix;

         (ii) a discount from the gross sales proceeds to cover such industry costs as are incurred by Newco and/or Atrix, and/or by an Affiliate of Newco and/or Atrix, in respect of transport, shipping and insurance costs; and discounts, rebates or chargebacks directly related to the sale of the Deferred Consideration Product and Newco IP Product;

         (iii) amounts repaid or credited by Newco and/or Atrix, and/or by an Affiliate of Newco and/or Atrix by reason of the rejection or return of goods, including rejection or return of goods attributable to a recall of a Deferred Consideration Product and/or Newco IP Product; and

         (iv) the Agreed Cost Deduction (to the extent not otherwise previously deducted and offset in favor of Atrix, Newco and/or any of their respective Affiliates).

         "NEWCO" shall mean Transmucosal Technologies Ltd. and its Affiliates.

         "NEWCO INTELLECTUAL PROPERTY" shall have the meaning set forth in the JDOA.

         "NEWCO IP PRODUCT" shall mean a product that utilizes, is based upon, or is derived directly or indirectly, from the Newco Intellectual Property.

         "PARTY" shall mean EPIL Shannon, EIS, Atrix or Newco, as the case may be, and "PARTIES" shall mean all such parties together.

         "PROJECT" shall have the meaning set forth in the JDOA.

         "TERRITORY" shall mean all of the countries of the world.

         "UNITED STATES DOLLAR" and "US$" and "$" shall mean the lawful currency of the United States of America.

2.       TERMINATION OF THE NEWCO AGREEMENTS

         2.1. Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to:

                  2.1.1. terminate the Newco Agreements, including without limitation, those provisions expressly stated to survive termination, in each case, with effect from the Effective Date; and

                  2.1.2. cancel the Note with effect from the Effective Date, each Party hereby acknowledging that no amounts were drawn down under the Note.

         2.2. For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

                  2.2.1. the EIS Director, Seamus Mulligan, holding office with Newco immediately prior to the Effective Date shall resign;

                  2.2.2. the Management Committee and the R&D Committee (as such terms are defined in the JDOA) shall each be dissolved forthwith with effect from the Effective Date and thereby cease to have any function;

                  2.2.3. the nominees on the Management Committee of the EIS Director shall be deemed to have been removed from the Management Committee by the EIS Director;

                  2.2.4. the nominees on the R&D Committee of the nominees on the Management Committee of the EIS Director, shall be deemed to have been removed from the R&D Committee by the nominees on the Management Committee of the EIS Director;

                  2.2.5. all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How and the Elan Improvements shall terminate forthwith;

                  2.2.6. neither Atrix nor Newco shall have any rights in or to the Elan Patents, the Elan Know-How, the Elan Improvements and any other patents, know-how or any other intellectual property rights whatsoever of Elan;

                  2.2.7. Elan shall not have any rights in or to the Atrix Patents, the Atrix Know-How, the Atrix Improvements and any other patents, know-how or any other intellectual property rights whatsoever of Atrix;

                  2.2.8. Elan shall terminate or shall cause to be terminated any and all research and development work being conducted by Elan in connection with or pursuant to the Project, the Newco Agreements, or otherwise by or on behalf of Newco;

                  2.2.9. Elan shall terminate or cause to be terminated any and all technical services and assistance being conducted by Elan in connection with the Newco Agreements;

                  2.2.10. for the avoidance of doubt, Elan shall not have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco; and

                  2.2.11. Elan shall not have any obligation to pay any milestone payment or make any milestone investment to Newco, Atrix or any Affiliates of Atrix and/or Newco, whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

         2.3 Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Newco Agreements and/or Atrix License Agreement, other than such sums owed to Atrix by Newco pursuant to the JDOA as are set forth on Schedule 2.3. Atrix and EIS shall pay to Newco the amounts set forth in Schedule 2.3 immediately prior to the Effective Date to enable Newco to discharge its payment obligations thereunder to Atrix.

                  For the avoidance of doubt, the Parties acknowledge that Newco is liable to pay any fees due and owing to Codan Corporate Administrative Services upon the Effective Date, and thereafter.


3        REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

         3.1      SUB-LICENSES:

                  Newco represents and warrants to the other Parties that it has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the Atrix License Agreement.

         3.2      ATRIX SHARES:

                  Atrix confirms to the other Parties that it is the legal and beneficial owner of the following:

                  3.2.1 6,000 shares of Newco Common Stock (as defined in the Securities Purchase Agreement); and

                  3.2.2 3,612 shares of Newco Preferred Stock (as defined in the Securities Purchase Agreement).

         3.3      EIS SHARES:

                  EIS confirms to the other Parties that it is the legal and beneficial owner of 2,388 shares of Newco Preferred Stock (the "EIS SHARES").

         3.4      BALANCE SHEET:

                  Atrix represents and warrants to the other Parties that the Balance Sheet is accurate in all material respects and that, to its knowledge, since the Balance Sheet Date, there has been no material adverse change in the financial position of Newco.

                  Atrix represents and warrants to the other Parties that, to its knowledge, there are no other creditors of Newco other than as described in the Balance Sheet.

         3.5      THIRD PARTY AGREEMENTS / ORDERS / CLAIMS:

                  3.5.1 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

                  3.5.2 Atrix represents and warrants to the other Parties that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the Newco Agreements and/or Atrix License Agreement.

                  3.5.3 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Newco.

         3.6      REGULATORY APPLICATIONS:

                  Each of the Parties confirms to the other Parties that prior to and as of the Effective Date, except as set forth on
                  Schedule 3.6, no regulatory applications have been filed by Newco or by any Party with any government authority in any part of the world for any product, including without limitation Newco Intellectual Property or otherwise howsoever in relation to the Project.

         3.7      EXCLUSION OF WARRANTIES / LIABILITY:

                  WITH REFERENCE TO THE TRANSFER BY EIS TO ATRIX OF THE EIS SHARES AS PROVIDED BY CLAUSE 6 ON THE EFFECTIVE DATE (BUT WITHOUT PREJUDICE TO EIS'S OBLIGATION UNDER CLAUSE 6.1.1 HEREOF TO TRANSFER THE EIS SHARES TO ATRIX FREE FROM ALL LIENS, CHARGES AND ENCUMBRANCES), THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EIS AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY NATURE TO ATRIX, ITS AFFILIATES OR ANY OTHER PERSON IN RELATION TO NEWCO OR ANY OF ITS AFFAIRS PAST, PRESENT OR FUTURE.

                  ATRIX ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT IN RELIANCE EXCLUSIVELY ON ITS OWN BUSINESS JUDGMENT, THE INFORMATION WHICH HAS BEEN AVAILABLE TO IT AS A SHAREHOLDER OF NEWCO AND OTHERWISE AND ON THE DUE DILIGENCE IT HAS CARRIED OUT IN RELATION TO NEWCO.

                  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR

                  INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

         3.8      INDEMNITY BY ATRIX AND NEWCO:

                  3.8.1 Atrix and Newco and each of their respective Affiliates, jointly and severally, hereby agree to indemnify and hold harmless EIS and EPIL Shannon, their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an "INDEMNIFIED PARTY") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such Indemnified Party arising in relation to any claim or proceedings made against Newco or an Indemnified Party which relate in any way to the activities of Newco, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by Newco, or by Atrix, its Affiliates or any other person or entity on behalf of Newco whether in connection with the Project or otherwise.

                  3.8.2 For the avoidance of doubt and without prejudice to the generality of Clause 3.8.1, Atrix, Newco and each of their respective Affiliates, jointly and severally, shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which may arise in relation to any claim or proceedings made against EPIL Shannon or any of its Affiliates alleging infringement or other unauthorized use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of any Product, the Newco Intellectual Property and/or any technology related thereto.

                  3.8.3 For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties acknowledge that clinical trials ("Clinical Trials") were carried out by Atrix and/or any of its Affiliates on behalf of Newco and agree that the indemnity in Clause 3.8.1 shall extend to any claims, losses, liabilities or damages arising from such Clinical Trials.

                  3.8.4 Notwithstanding any provision contained in this Clause 3.8 to the contrary, the indemnification obligations of Atrix, Newco and each of their respective Affiliates in Clause 3.8.1 shall not be applicable to the extent that any claims or proceedings of any third party arise from or relate to:

                           3.8.4.1 the gross negligence, willful misconduct or violation of law by any Indemnified Party;

                           3.8.4.2  Elan's or any of Elan's Affiliates'
                                    accounting policies or procedures,
                                    disclosure obligations, or alleged
                                    violations of corporate or securities laws;
                                    or

                           3.8.4.3  any investigation of Newco or any
                                    Indemnified Party by the U.S. Securities and
                                    Exchange Commission relating to Elan's or any of Elan's Affiliates' accounting policies or procedures, disclosure obligations or alleged violations of corporate or securities laws.

                  3.8.5 Prior to the Effective Date, Atrix shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the "POLICIES") which it holds in respect of the Clinical Trials referred to in Clause 3.8.3.

                           Atrix shall maintain the Policies in full force and effect for so long as Atrix and/or Newco or any Affiliate of Atrix and/or Newco is developing the Deferred Consideration Product, maintaining at all times at a minimum, the levels of cover evidenced in the Policies, noting Elan Corp as an additional insured, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting.

         3.9      ORGANIZATION AND AUTHORITY:

                  Each of the Parties represents and warrants to the other Parties that it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         3.10     APPROVALS:

                  Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("APPROVAL"), or any notification of or filing with ("FILING"), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

         3.11     INVESTMENT REPRESENTATIONS:

                  Atrix hereby represents and warrants to the other Parties that, as of the Effective Date, (i) it is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco, (ii) it has not been formed solely for the purpose of making this investment and is acquiring the EIS Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, and no other person has a direct or indirect interest, beneficial or otherwise in the EIS Shares, (iii) it understands that the EIS Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein and (iv) it understands that no public market now exists for any of the EIS Shares and that there is no assurance that a public market will ever exist for such shares.

         3.12     TRADEMARK APPLICATIONS:

                  Atrix represents and warrants to the other Parties that neither Newco nor Atrix has filed for any trademark protection or has not adopted any trademark in connection with Newco's business or any product or service provided thereunder.

         3.13     REPRESENTATION AND WARRANTIES AS OF THE EFFECTIVE DATE:

                  Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

4        INTELLECTUAL PROPERTY

         4.1      OWNERSHIP:

                  On and following the Effective Date:

                  4.1.1 For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks shall remain the sole and exclusive property of Elan.

                           Elan confirms that no Elan Improvements were developed pursuant to the Project, or otherwise pursuant to the Newco Agreements.

                  4.1.2 For the avoidance of doubt, the Atrix Patents, the Atrix Know-How, the Atrix Improvements and/or the Atrix Trademarks shall remain the sole and exclusive property of Atrix.

                           A full list of the Atrix Improvements developed pursuant to the Project or otherwise pursuant to the Newco Agreements and/or Atrix License Agreement is set forth in Schedule 4.1.2.

                  4.1.3 All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

                           A full list of Newco Intellectual Property developed pursuant to the Project or otherwise pursuant to the Newco Agreements and/or Atrix License Agreement is set forth in Schedule 4.1.3.


5        RIGHTS RELATED TO SECURITIES

         5.1 Nothing contained herein shall constitute a waiver of any right of EPIL Shannon, EPIL III or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in Atrix under any agreements of any kind in existence with Atrix with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 5.1 hereof.

6        SALE OF SHARES AND COMPLETION

         6.1      Subject to the terms of this Agreement:

                  6.1.1 EIS shall sell as legal and beneficial owner and Atrix shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares; and

                  6.1.2 the EIS Shares will be sold by EIS to Atrix for a total initial consideration of $10 (the "INITIAL CONSIDERATION") and the Deferred Consideration.

         6.2 On the Effective Date, Elan and Atrix shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Newco, or such other meetings, as appropriate:

                  6.2.1 the delivery by EIS to Atrix of a stock transfer form in respect of the EIS Shares duly executed by EIS in favor of Atrix or as it may direct together with the related share certificates;

                  6.2.2    the payment by Atrix to EIS of the Initial
                           Consideration;

                  6.2.3 the transfer to Atrix (or as it may direct) of the share register, and all books and records of Newco in the possession of Elan (including any minute books and any company seal(s));

                  6.2.4 the change of the registered office of Newco from Clarendon House, 2 Church St., Hamilton, Bermuda;

                  6.2.5 the resignation of the EIS Director on Newco's Board of Directors and any alternate director of the EIS Director;

                  6.2.6    the adoption of new Bye-Laws of Newco;

                  6.2.7 the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keeper for Newco, the removal of EIS representatives as authorized signatories of Newco's bank account, the resignation of the Company Secretary and any other related matters whatsoever;

                  6.2.8    any other steps required by this Agreement.

         6.3 Atrix shall, following the Effective Date, promptly notify the Bermuda Monetary Authority of the transfer of the EIS Shares.

         6.4      DEFERRED CONSIDERATION

                  6.4.1 In consideration of the sale by EIS to Atrix of the EIS Shares under Clause 6.1, Atrix and its Affiliates (except for Newco) shall be jointly and severally liable to pay to EIS deferred consideration ("DEFERRED CONSIDERATION"), which shall be calculated as follows:

                           (1) If Newco and/or Atrix, and/or an Affiliate of Newco and/or Atrix, sells the Deferred Consideration Product and/or Newco IP Product In Market, then 3% of Net Sales in the Territory shall be payable to EIS during the Deferred Consideration Period; and

                           (2) If Newco and/or Atrix, and/or an Affiliate of Newco and/or Atrix, enters into a Commercialization Agreement with any third party then 10% of Net Revenues received from such third party shall be payable to EIS during the Deferred Consideration Period.

7        CONFIDENTIALITY

         7.1      CONFIDENTIALITY:

                  7.1.1 The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

                           The foregoing together with the terms of this Agreement shall be referred to collectively as "ADDITIONAL CONFIDENTIAL INFORMATION".

                           The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements and/or Atrix License Agreement.

                           Together Additional Confidential Information and Confidential Information shall be referred to collectively as "PROPRIETARY INFORMATION".

                  7.1.2 Save as otherwise specifically provided herein, and subject to Clauses 7.2 and 7.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

                           Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

                           Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

                           Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

                  7.1.3 Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

                  7.1.4 Proprietary Information shall be deemed not to include:

                           (1)      information which is in the public domain;

                           (2) information which is made public through no breach of this Agreement;

                           (3) information which is independently developed by a Party, as evidenced by such Party's records;

                           (4) information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

                  7.1.5 The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

                  7.1.6 The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

                           The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

         7.2      ANNOUNCEMENTS:

                  Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Parties.

                  The terms of any such announcement shall be agreed in good faith by the Parties.

         7.3      REQUIRED DISCLOSURES:

                  7.3.1 A Party (the "DISCLOSING PARTY") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

                           (1) a valid order of a court or governmental authority; or

                           (2)      any other requirement of law or any
                                    securities or stock exchange;

                           provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Parties prompt notice of such fact to enable the other Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

                           The Disclosing Party shall reasonably co-operate with the other Parties, at the other Party's cost and expense, in connection with that other Party's or Parties' efforts to obtain any such order or other remedy.

                           If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

                  7.3.2 Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 10.2.1(1) and EIS (and/or any Affiliate) shall also be so entitled in connection with Clause 10.2.2; PROVIDED THAT the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

8        WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

         8.1 With effect from the Effective Date, each Party and each of its Affiliates ("RELEASOR"):

                  8.1.1 waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities ("RELEASEES"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements and Atrix License Agreement; and

                  8.1.2 fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements and Atrix License Agreement.

         8.2 For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.8.1).

9        PAYMENTS, REPORTS AND AUDITS

         9.1 With reference to Clause 6.4, Atrix and/or Newco, and/or any Affiliate of Atrix and/or Newco, shall immediately following the execution of any Commercialization Agreement (and any subsequent amendment thereto), provide Elan with a copy of the financial provisions and any other relevant terms of such Commercialization Agreement.

         9.2 Atrix and Newco shall keep true and accurate records of Net Revenues and Net Sales and any deductions made in calculating same. Where Atrix and/or Newco or any Affiliates of Atrix and/or Newco have Net Revenues and/or Net Sales, Atrix and/or Newco, as the case may be, shall deliver to EIS a written statement (the "STATEMENT") thereof within 45 days following the end of each calendar quarter (or any part thereof) setting forth in reasonable detail the calculation of Deferred Consideration in respect of Net Sales and Net Revenues attributable to each Deferred Consideration Product.

         9.3 Payments due on Net Revenues and Net Sales on amounts in a currency other than US Dollars shall first be calculated in the foreign currency and then converted to US Dollars on the basis of the exchange rate in effect for the purchase of US Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal).

         9.4 Any income or other taxes which Atrix and/or its Affiliates (excluding Newco) are required by law to pay or withhold on behalf of EIS with respect to such Net Revenues and Net Sales payments under this Agreement shall be deducted from the amount of such Net Revenues and Net Sales payments. Atrix and/or its Affiliates (excluding Newco), as the case may be, shall furnish EIS with proof of such payments. Atrix and/or its Affiliates (excluding Newco), as the case may be, shall promptly provide EIS with a certificate or other documentary evidence to enable EIS to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Atrix and/or its Affiliates (excluding Newco), as the case may be. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Atrix and/or its Affiliates (excluding Newco), as the case may be, to make such payments to EIS without any deduction or withholding.

         9.5 Payment of monies hereunder shall be made by Atrix and/or its Affiliates (excluding Newco), as the case may be to EIS within 45 days of the Statement.

                  All payments due hereunder shall be made in U.S. Dollars.

         9.6 All payments due hereunder shall be made to the designated bank account of EIS in accordance with such timely written instructions as EIS shall from time to time provide.

         9.7 Without prejudice to EIS's other remedies hereunder, Atrix and/or its Affiliates (excluding Newco), as the case may be, shall pay interest to EIS on sums not paid to EIS on the date on which payment should have been made pursuant to the applicable provisions of this Agreement ("DUE DATE") over the period from the Due Date until the date of actual payment (both before and after judgment) at the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the Due Date (or next to occur business day, if such date is not a business day) plus 5%, such interest payable on demand from time to time and compounded monthly.

         9.8 For the 180 day period following the close of each calendar year of the Agreement, Atrix and/or its Affiliates (excluding Newco), as the case may be, shall, upon reasonable advance notice to Atrix or the relevant Affiliate, provide EIS's independent certified accounting firm (reasonably acceptable to Atrix) ("ACCOUNTANT") with access, subject to reasonable advance notice and during Atrix's regular business hours and subject to the confidentiality provisions as contained in this Agreement, to Atrix's and/or its Affiliates (excluding Newco), as the case may be, books and records solely for the purpose of verifying the accuracy and reasonable composition of the Deferred Consideration for the calendar year then ended. If the Accountant concludes that an underpayment was made, Atrix shall pay EIS the amount of any such underpayments, plus interest at a rate equal to the Prime Rate plus 5% accruing from the date such payment was first due to EIS, within thirty
                  (30) days of the date of delivery of the Accountant's report concluding an underpayment was made to EIS. If the Accountant concludes that such payments were overpaid, EIS shall refund the amount of any such overpayments, within thirty (30) days of the date Atrix delivers to EIS such Accountant's report so concluding that such payments were overpaid.

         9.9 In the event that Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, shall sell the Deferred Consideration Product or the Newco IP Product to any third party, or enter into any Commercialization Agreement with respect thereto with any third party, together with other products of Atrix and/or Newco, and/or an Affiliate of Atrix and/or Newco, by the method commonly known in the pharmaceutical industry as "bundling" and the price attributable to the Deferred Consideration Product or the Newco IP Product is less than the average price which would have been attributable thereto on an "arms length" basis, the Net Sales or Net Revenues attributable thereto hereunder shall be adjusted by the Parties to reflect an average price on an "arms length" basis.

10       GENERAL

         10.1     GOVERNING LAW AND JURISDICTION:

                  10.1.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

                  10.1.2 For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

         10.2     ASSIGNMENT:

                  10.2.1 Subject to Clause 10.2.2 and Clause 10.2.3, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

                           (1) may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

                           (2) may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

                  10.2.2 EIS (and/or any Affiliate) shall be entitled to assign the rights of EIS (or any Affiliate) to the Deferred Consideration under Clause 6.4 without the consent of any other Party hereto. EIS (and/or any Affiliate) shall notify the other Parties hereto of any such assignment within a reasonable time following any such assignment.

                  10.2.3   For the avoidance of doubt, nothing in this Clause
                           10.2 shall affect the provisions governing assignment of securities in Schedule 5.1 hereof.

         10.3     NOTICES:

                  10.3.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

                           If to Newco at:

                                    Transmucosal Technologies Ltd
                                    c/o Atrix Laboratories, Inc.
                                    2579 Midpoint Drive
                                    Fort Collins, CO 80525-4417
                                    USA
                                    Attention:       Vice President,
                                                     Business Development
                                    Telephone:       970-212-4803
                                    Fax:             970-482-9735
                           with a copy to Atrix at the address set forth below.

                           If to Atrix at:

                                    Atrix Laboratories, Inc.
                                    2579 Midpoint Drive
                                    Fort Collins, CO 80525-4417
                                    USA
                                    Attention:       Vice President,
                                                     Business Development
                                    Telephone:       970-482-5868
                                    Fax:             970-482-9735

                                    with a copy to:

                                    Morrison & Foerster LLP
                                    5200 Republic Plaza
                                    370 17th Street
                                    Denver, Colorado  80202-5638
                                    USA
                                    Attention:       Warren L. Troupe, Esq.
                                    Telephone:       303-592-2255
                                    Facsimile:       303-592-1510


                           If to EIS and/or EPIL Shannon at:

                                    Elan Pharma International Limited
                                    Elan International Services, Ltd.
                                    c/o Elan International Services, Ltd.
                                    102 St. James Court
                                    Flatts,
                                    Smiths FL04
                                    Bermuda
                                    Attention:       Secretary
                                    Telephone:       441 292 9169
                                    Fax:             441 292 2224

                           or to such other address (es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

                  10.3.2 Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt. Notice of change of address shall be effective upon receipt.

         10.4     WAIVER:

                  No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

         10.5     SEVERABILITY:

                  If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

                  10.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

                  10.5.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

         10.6     FURTHER ASSURANCES:

                  At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

         10.7     SUCCESSORS:

                  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         10.8     AMENDMENTS:

                  No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

         10.9     COUNTERPARTS:

                  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

         10.10    COSTS:

                  Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

         10.11    FORCE MAJEURE:

                  No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable; provided, however, that, no Party to this Agreement shall be excused for a failure or delay in the performance of any of its payment obligations hereunder, even if such failure or delay results from Force Majeure.

         10.12    RELATIONSHIP OF THE PARTIES:

                  The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party. No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

         10.13    ENTIRE AGREEMENT:

                  10.13.1 This Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

                  10.13.2 No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

BY: /s/ Debbie Buryj
   ---------------------------
for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED


SIGNED

BY: /s/ Debbie Buryj
   ---------------------------
for and on behalf of
ELAN INTERNATIONAL SERVICES, LTD.


SIGNED

BY: /s/ Allison Smith
   ---------------------------
for and on behalf of
TRANSMUCOSAL TECHNOLOGIES LTD.


SIGNED


BY: /s/ David R. Bethune
   ---------------------------
for and on behalf of
ATRIX LABORATORIES, INC.

                                   SCHEDULE 1

                                  BALANCE SHEET

                                                                     JUNE 30, 2003
                                                                    --------------
                                 ASSETS

Cash                                                                $        1,864
Prepaid expense                                                     $        3,140
Interest receivable                                                 $           --
                                                                    --------------
Total Assets                                                        $        5,004
                                                                    ==============

                               LIABILITIES

Current liabilities
  Accounts payable and accrued expenses                             $           --
  Due to Atrix, Inc                                                 $      118,218
  Due to Elan                                                       $           --
                                                                    --------------
Total current liabilities                                           $      118,218
                                                                    ==============

                          SHAREHOLDERS' EQUITY

SHARE CAPITAL:
Non-voting convertible preferred stock, $1.00 par value;
6,000 shares authorized and outstanding:
           Atrix Laboratories - 3,612 preferred shares              $        3,612
                  EIS - 2,388 preferred shares                      $        2,388
                                                                    --------------
                                                                    $        6,000
                                                                    --------------
Voting common stock, $1.00 par value;
  6,000 shares authorized and outstanding
                                                                    --------------
           Atrix Laboratories - 6,000 common shares                 $        6,000
                                                                    --------------

  TOTAL SHARE CAPITAL                                               $       12,000
                                                                    ==============

CONTRIBUTED SURPLUS:
      Atrix Laboratories - Common shares                            $    7,494,000
      Atrix Laboratories - Preferred shares                         $    4,511,388
                                                                    --------------
                                                                    $   12,005,388
                                                                    --------------

                                                                    --------------
      EIS - Preferred shares                                        $    2,982,612
                                                                    --------------


      Capital Funding - Atrix Laboratories                          $    4,467,046
      Capital Funding - EIS                                         $    1,109,790

  TOTAL CONTRIBUTED SURPLUS                                         $   20,564,836
                                                                    ==============

YTD NET INCOME (LOSS)                                               $      (96,365)
ACCUMULATED DEFICIT                                                 $  (20,593,685)

Total shareholders' equity                                          $     (113,213)
                                                                    ==============

  Total liabilities and shareholders' equity                        $        5,004
                                                                    ==============

                                  SCHEDULE 2.3

                                    PAYMENTS


Atrix:              $ 97,634.54

EIS:                $ 24,256.26

TOTAL               $121,890.80

The above amounts include payments to be made by Newco on the Effective Date to Codan Corporate Administrative Services in the amount of $7.85 and Conyers Dill & Pearman in the amount of $3,664.95, for services rendered through the Effective Date, and to Atrix in the amount $118,218.00.

                                  SCHEDULE 3.6

                             REGULATORY APPLICATIONS

BEMA-fentanyl IND #62,864 was received by the FDA on July 1, 2002

                                 SCHEDULE 4.1.2

                               ATRIX IMPROVEMENTS


U.S. Patent Applications filed since July 18, 2000 and pending

Serial Number           Matter Title
=============           ============

09/909,671              Process and delivery vessel for lyophilizing active agent

09/684,682              Pharmaceutical carrier device suitable for delivery of
                        pharmaceutical compounds to mucosal surfaces

10/456,814              Coupling syringe system and methods for obtaining a
                        mixed composition

10/373,400              Polymeric delivery formulations of leuprolide with
                        improved efficacy

10/121,430              Process for loading a drug delivery device

10/391,480              Process an delivery vessel for lyophilized active agent

60/454,100              Compositions and methods for treatment of tumors

60/441,829              Bioerodible film for delivery of pharmaceutical
                        compounds to mucosal surfaces

60/359,396              Nucleic acid formulation for the prevention and
                        treatment of sexually transmitted diseases

60/425,508              Adhesive bioerodible ocular drug delivery system

10/284,682              A protectant for UV-induced skin damage

10/081,050              Topical dapsone for the treatment of acne

US Patents allowed but not issued since July 18, 2000

Serial Number           Matter Title
=============           ============

09/643,289              Controlled release liquid delivery compositions with low
                        initial drug burst

10/054,624              Cover plate for use in lyophilization

US Patents issued since July 18, 2000


Serial Number           Matter Title
=============           ============

6,120,789               Nonpolymeric sustained release delivery system

6,159,498               Bioerodible film for delivery of pharmaceutical
                        compounds to mucosal surfaces

6,290,984               Pharmaceutical preparation applicable to mucosal
                        surfaces and body tissues

6,103,266               Pharmaceutical preparation applicable to mucosal
                        surfaces and body tissues

6,355,657               System for percutaneous delivery of opioid analgesics

6,395,293               Biodegradeable implant precursor

6,432,415               Pharmceutical gel and aerosol formulations and methods
                        to administer the same to skin and mucosal surfaces

Re.37,950               Biodegradeable in-situ forming implants and methods of
                        producing the same

6,245,345               Filamentous porous films and methods for producing the
                        same

6,537,565               Filamentous porous films and methods for producing the
                        same

6,261,583               Moldable solid delivery system

6,143,314               Controlled release liquid delivery compositions with low
                        initial drug burst

6,566,144               Cover plate for use in lyophilization

6,461,631               Biodegradeable polymer composition

6,528,080               Biodegradeable polymer composition

6,565,874               Polymeric delivery formulations of leuprolide with
                        improved efficacy

                                 SCHEDULE 4.1.3

                           NEWCO INTELLECTUAL PROPERTY

Data created between July 18, 2000 and the Effective Date related to formulations of BEMA-fentanyl and BEMA-ondansetron, all as set forth below:

     1. Data generated by Preclinical (animal) studies performed on various formulations of BEMA-fentanyl;

     2. Data generated by a Clinical (human) study: Atrix Study No. FEN0104: A Single Center, Randomized, Single Dose, Crossover, Pharmacokinetic Study Comparing The Bioavailability Of BEMA*-Fentanyl (AL-3701.02) To A Reference Oral Transmucosal Fentanyl Citrate (Actiq(R)) In Healthy Volunteers; and

     3. Data generated by Preclinical (animal) studies performed on various formulations of BEMA-ondansetron.

                                  SCHEDULE 5.1

                        RIGHTS RELATED TO THE SECURITIES;
                       AMENDMENTS TO THE FINANCE DOCUMENTS


1. DEVELOPMENT FUNDING; TERMINATION OF CONVERTIBLE PROMISSORY NOTE

Effective as of the Effective Date, in accordance with Clause 2.1.2 hereof, the
Note is hereby cancelled and is of no further force and effect.

The parties acknowledge and agree that no amounts were drawn down under the Note as of the Effective Date.

2. TRANSFER RESTRICTIONS

The following provisions are hereby amended as follows, effective as of the Effective Date:

Section 1(e) ("Exemption from Registration") of the Securities Purchase Agreement (as to second legend only) is hereby deleted in its entirety and is of no further force and effect.

Section 15 ("Assignments and Transfers") of the Securities Purchase Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety, and (iii) adding a new second sentence to read as follows: "The Company shall not assign all or any part of this Agreement without the prior written consent of the other parties.".

Section 10 ("Transfer of Registration Rights") of the Atrix Registration Rights Agreement is hereby deleted in its entirety and is of no further force and effect. Section 14(d) ("Successors and Assigns") of the Atrix Registration Rights Agreement is hereby amended by (i) deleting the word "permitted" in the second sentence thereof and (ii) deleting in the second sentence thereof ", in accordance with Section 10 hereof".

Section 5(b) (i) of the Warrant is hereby deleted in its entirety and replaced by the following: "This Warrant may be transferred or assigned by the Holder, in whole or in part; provided, however, that the transferor shall continue to be liable and obligated for its respective obligations hereunder after any such assignment. This Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. The Company shall not assign any of its rights or obligations hereunder."

3. PLEDGE/SECURITY INTEREST

Section 6 ("Pledge of Newco Stock") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

4. EXCHANGE RIGHT

Neither Elan Corp nor any of its Affiliates has any intention of acquiring shares of Series A Convertible Exchangeable Preferred Stock, $.001 par value, of Atrix Laboratories, Inc. ("Series A Preferred") from Elan Pharmaceutical Investments III, Ltd. ("EPIL III"). In the event that Elan Corp or any such Affiliate nonetheless in the future acquires or otherwise obtains ownership or control over such Series A Preferred, neither Elan Corp nor such Affiliate will exercise the EIS Exchange Right (as defined in the Securities Purchase Agreement) relating thereto.

5. SECURITIES PURCHASE AGREEMENT

For purposes of this Agreement, "EIS Exchange Right" shall have the meaning given to the term "Exchange Right" in the Certificate of Designations.

Effective as of the Effective Date, Section 5(a) of the Securities Purchase Agreement is hereby deleted in its entirety.

Effective as of the Effective Date, Section 5(c) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

         "(c) Conversion Rights. The Company acknowledges that the Certificate of Designations sets forth certain rights of the holders of shares of Series A Preferred Stock to convert such shares of Series A Preferred Stock into newly issued shares of Atrix Common Stock or successor securities to Atrix Common Stock, and agrees that it will not take any action which would impair such rights other than as otherwise permitted by the provisions thereof or the other Transaction Documents."


                                       3